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                                                           EXHIBIT (a)(II)(11)

                             SIXTH AMENDMENT TO THE

                              DECLARATION OF TRUST

                                       OF

                                  ECLIPSE FUNDS

         This AMENDMENT (the "Amendment"), made on and as of this 8th day of February, 2007 by the Trustees of Eclipse Funds.

                        W I T N E S S E T H   T H A T:

         WHEREAS, the Agreement and Declaration of Trust (the "Declaration) of Eclipse Equity Trust (the "Trust"), a trust with transferable shares under the laws of Massachusetts, was signed and delivered by Bryan G. Tyson of Brookline, Massachusetts, as settler, and Thomas E. Weesner of Boston, Massachusetts, as trustee, at One Post Office Square, City of Boston, in the County of Suffolk, and in the Commonwealth of Massachusetts, on July 30, 1986, and thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

         WHEREAS, such Declaration was amended on October 2, 1986 to change the name of such Trust from "Eclipse Equity Trust" to "Eclipse Financial Asset Trust" (the "First Amendment"), and the First Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

         WHEREAS, such Declaration was further amended on December 1, 1997 to change the name of such Trust from "Eclipse Financial Asset Trust" to "Eclipse Funds" (the "Second Amendment"), and the Second Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

         WHEREAS, such Declaration was further amended on June 28, 2002 in order to authorize the Trust to issue two classes of shares (the "Third Amendment"), and the Third Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

         WHEREAS, such Declaration was further amended on December 26, 2002 in order to authorize the Trust to issue three classes of shares (the "Fourth Amendment"), and the Fourth Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

         WHEREAS, such Declaration was further amended on December 22, 2003 in order to authorize the Trust to issue one or more classes of shares (the "Fifth Amendment"), and the Fifth Amendment was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and



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         WHEREAS, Section 9.3 of the Declaration provides certain procedures for the Amendment thereof; and

         WHEREAS, the Trustees have determined that it is desirable and in the best interests of the Trust and its shareholders that the Declaration be further amended as herein provided.

         NOW THEREFORE, pursuant to Section 9.3 of the Declaration, the Declaration shall be amended as follows:

1. The Declaration shall be amended to include the following additional section:

                  SECTION 7.4. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than ninety (90) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

         The undersigned, being an officer of the Trust, hereby certifies that the foregoing amendments have been duly adopted by affirmative vote of a majority of the Trustees at a meeting duly called and held on February 8, 2007.

         IN WITNESS WHEREOF, the undersigned, being an officer of the Trust, has hereunto set her hand and seal, all as of the day and year first above written.



                                                 /s/ Marguerite E. H. Morrison
                                                 Marguerite E. H. Morrison
                                                 Secretary